  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1998
                                                     REGISTRATION NO. 333-38641
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                              POST-EFFECTIVE

                             AMENDMENT NO. 1
                                      TO
                                  FORM S-11/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                                ---------------

                      ANWORTH MORTGAGE ASSET CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

                               1299 OCEAN AVENUE
                        SANTA MONICA, CALIFORNIA 90401
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 LLOYD MCADAMS
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               1299 OCEAN AVENUE
                        SANTA MONICA, CALIFORNIA 90401
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

                BRIAN C. LECK, ESQ.                                  THOMAS J. POLETTI, ESQ.
                MARK J. KELSON, ESQ.                                KATHERINE J. BLAIR, ESQ.
     ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP            FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
      515 SOUTH FIGUEROA STREET, SEVENTH FLOOR               9100 WILSHIRE BOULEVARD, 8TH FLOOR EAST
         LOS ANGELES, CALIFORNIA 90017-3398                      BEVERLY HILLS, CALIFORNIA 90212
             TELEPHONE: (213) 622-5555                              TELEPHONE: (310) 273-1870
             FACSIMILE: (213) 620-8816                              FACSIMILE: (310) 274-8357


                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                        AMOUNT
                                                                        TO BE
                                                                         PAID
                                                                        ------
      SEC registration fee............................................ $  6,870
      NASD filing fee.................................................    2,829
      American Stock Exchange listing fee.............................   15,301
      Printing and engraving expenses.................................  100,000
      Legal fees and expenses.........................................  275,000
      Accounting fees and expenses....................................   25,000
      Advisory fee....................................................   50,000
      Transfer agent and custodian fees...............................    2,500
      Miscellaneous...................................................   15,301
                                                                       --------
          Total....................................................... $500,000
                                                                       ========

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

  In October 1997, the Registrant issued 100 shares of Common Stock to Lloyd McAdams, in exchange for $1,000. The shares issued to Mr. McAdams were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS


  As permitted by the MGCL, the Charter obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws implement the provisions relating to indemnification contained in the Charter. Maryland law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. In addition, the officers, directors and controlling persons of the Company are indemnified against certain liabilities by the Underwriters and the Underwriters are indemnified against certain liabilities by the Company under the Underwriting Agreement relating to the Offering. The Company maintains for the benefit of its officers and directors, officers' and directors' insurance.

  The Underwriting Agreement (Exhibit 1.1) also provides for indemnification by the Underwriters of the Company, its Directors and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements included in the Prospectus are:

    Balance Sheet of the Company at January 31, 1998 (audited)

    Notes to Financial Statements

  All schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

  (b) Exhibits

      EXHIBIT
        NO.
      -------
       **1.1   Form of Underwriting Agreement
       **3.1   Charter of the Registrant
       **3.2   Bylaws of the Registrant
       **4.1   Form of Stock Certificate of the Registrant
       **5.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP with respect to legality
       **5.2   Opinion of Piper & Marbury L.L.P.
       **8.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP with respect to certain tax matters
      **10.1   Management Agreement between the Registrant and Anworth Mortgage
               Advisory Corporation
      **10.2   Form of 1997 Stock Option and Awards Plan
      **23.1   Consent of Allen, Matkins, Leck, Gamble & Mallory LLP (included in Exhibit 5.1 and Exhibit 8.1)
      **23.2   Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)
        23.3   Consent of McGladrey & Pullen, LLP regarding the Registrant
      **24.1   Power of Attorney

--------
** Previously filed

ITEM 37. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM S-11 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON THE 12TH DAY OF MARCH 1998.

                                          ANWORTH MORTGAGE ASSET CORPORATION


                                          By: /s/ Joseph Lloyd McAdams, Jr.
                                              ------------------------------
                                             Joseph Lloyd McAdams, Jr.
                                             Chairman and Chief Executive
                                             Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
/s/  Joseph Lloyd McAdams, Jr.       Chairman of the Board and       March 12, 1998
____________________________________   Chief Executive Officer
Joseph Lloyd McAdams, Jr.              (Principal Executive
                                       Officer)
                 *                   Chief Financial Officer         March 12, 1998
____________________________________   (Principal Financial and
Pamela J. Watson                       Accounting Officer)
                 *                   Director                        March 12, 1998
____________________________________
Joe E. Davis
                 *                   Director                        March 12, 1998
____________________________________
Charles H. Black



*By: /s/ Joseph Lloyd McAdams, Jr.                                   March 12, 1998
     -------------------------------
     Joseph Lloyd McAdams, Jr.
     (Power of Attorney)

                               INDEX TO EXHIBITS

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                   DESCRIPTION OF DOCUMENT                     NUMBER
  -------                  -----------------------                   ----------
   **1.1   Form of Underwriting Agreement
   **3.1   Charter of the Registrant
   **3.2   Bylaws of the Registrant
   **4.1   Form of Stock Certificate of the Registrant
   **5.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP
           with respect to legality
   **5.2   Opinion of Piper & Marbury L.L.P.
   **8.1   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP
           with respect to certain tax matters
  **10.1   Management Agreement between the Registrant and Anworth
           Mortgage Advisory Corporation
  **10.2   Form of 1997 Stock Option and Awards Plan
  **23.1   Consent of Allen, Matkins, Leck, Gamble & Mallory LLP
           (included in Exhibit 5.1 and Exhibit 8.1)
  **23.2   Consent of Piper & Marbury L.L.P. (included in Exhibit
           5.2)
    23.3   Consent of McGladrey & Pullen, LLP regarding the
           Registrant
  **24.1   Power of Attorney

--------
** Previously filed